                            ASSET PURCHASE AGREEMENT,

                          Effective as of June 30, 1999



                                  by and among



                               CARPET BARN, INC.,



                                       and



                          DUPONT FLOORING SYSTEMS, INC.

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, effective as of June 30, 1999 (the "Agreement"), by and among Carpet Barn, Inc., a Delaware corporation (the "Buyer"), and DuPont Flooring Systems Inc., a California corporation (the "Seller").

                              W I T N E S S E T H:

                  WHEREAS, the Seller owns and operates a business involved in the retailing, distribution and installation of residential floor coverings products and flooring systems in the Washington, D.C. area, whose principal place of business is located at 113 Executive Drive, Suite 125-129, Sterling, Virginia 20166 (the "Business"); and

                  WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, all of the Seller's assets and properties associated with its operation of the Business, on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                  1.0 Definitions. As used throughout this Agreement, the following terms have the following meanings:

                  "Agreement" shall mean this Asset Purchase Agreement.

                  "Annual Financial Statements" shall have the meaning set forth in Section 4.15.

                  "Assets" shall mean all of the Seller's properties and assets used by the Seller in the operation of the Business and located at the addresses set forth under the definition of "Business," which shall be listed on Schedule 1.1, all of Seller's right, title and interest in and to the Assumed Contracts, all of Seller's Intangible Property listed on Schedule 4.7, Seller's right, title and interest in and to the name "Kemper," Seller's leasehold interests in the Leased Property and the Customer Deposit Account.

                  "Assumed Contracts" shall mean all Contracts which are listed on Schedule 2.2(a) and all leases which are listed on Schedule 4.6(b), unless the Buyer shall notify the Seller in writing prior to Closing of its intention not to assume such contracts and/or leases, and all works in progress set forth on Schedule 1.1(a).

                  "Assumed Liabilities" shall mean the liabilities, duties and obligations of the Seller relating to the Assumed Contracts and assumed by the Buyer pursuant to Section 2.2(a).

                  "Balance Sheet" shall mean a balance sheet of the Business prepared in accordance with GAAP as at December 31, 1998.

                  "Balance Sheet Date" shall mean December 31, 1998.

                  "Bid Package" shall mean that certain letter from the Seller dated January 8, 1999 and the accompanying information (financial and otherwise) regarding the Business.

                  "Business"(or the "Kemper Residential Business") shall mean the business of retailing, distribution and installation of residential floor covering products and flooring systems from the following locations:

                  Rockville, MD             12145 Rockville Pike
                                            Rockville, MD 20852

                  Fairfax, VA               3895 Pickett Road
                                            Fairfax, VA 22031

                  Tyson's Corner, VA        7501 Leesburg Parkway
                                            Falls Church, VA 22043

                  Sterling, VA              113 Executive Drive
                                            Suite 125-129
                                            Sterling, VA 20166


The Business is a part of the business of DuPont Flooring Systems, Inc., which operates 56 owned operations and has franchise agreements with approximately 30 franchisees throughout the United States. This agreement specifically covers only assets of the "Kemper" locations described above and specifically excludes any other assets, liabilities, corporate or proprietary information of DuPont Flooring Systems, Inc., its parent, its franchisees, or its affiliates, or any other business, assets and properties of such companies. Further, any information, disclosures, or schedules required herein shall pertain solely to the locations described above and the business generated by these locations.

                  "Buyer" shall mean Carpet Barn, Inc., a Delaware corporation.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Closing" shall have the meaning set forth in Article 3.

                  "Closing Date" shall have the meaning set forth in Article 3.

                  "Confidential Information" shall have the meaning set forth in
Article 12.

                  "Contracts" shall mean all contracts, agreements, indentures, notes, bonds, loans, guarantees, instruments, leases, sub-leases, deeds of trust, conditional sales contracts, mortgages, franchises, licenses, commitments or other binding arrangements, express or implied, written or oral, currently in effect to which the Seller is a party and which relate to the Business or to which any of the assets or properties used by the Seller in its operation of the Business are bound or subject.

                  "Customer Deposit Account" shall mean that certain segregated account which shall be transferred by Seller to Buyer on the Closing Date, representing customer deposits for works in progress on such date and which shall be adjusted after the Closing in accordance with Section 6.11.

                  "Environmental Laws" shall mean the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Sec. 9061 et seq.); the Resource Conservation and Recovery Act (42 U.S.C.A. Sec. 6901 et seq.); the Clean Water Act (33 U.S.C.A. Sec. 1251 et seq.); the Clean Air Act (42 U.S.C.A. Sec. 7401 et seq.); the Toxic Substance Control Act (15 U.S.C.A. Sec. 2601 et seq.); the Occupational Safety and Health Act (29 U.S.C.A. 651 et seq.); and all other federal, state and local statutes, ordinances, codes, rules, standards, regulations and orders pertaining to the protection of the environment, health or safety, and all amendments made to, and regulations promulgated under, the foregoing laws effective at the time the representations and warranties contained herein are made.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" shall mean the assets and properties of the Seller listed on Schedule 2.1.

                  "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

                  "Governmental Agency" shall mean any federal, state, local, regional, municipal, regulatory or foreign department, commission, agency, board, instrumentality, body or authority having jurisdiction over the Seller or the Business or assets or properties of the Business.

                  "Hazardous Material" shall mean the following: (a) all "hazardous substances," as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Sec. 9601(14); (b) all "hazardous wastes, " as such term is defined in the Resource Conservation and Recovery Act, 42 U.S.C.A. Sec. 6903(5); (c) all materials that are classified as hazardous or toxic under any Environmental Laws; (d) all petroleum products, including gasoline, diesel fuel, fuel oil, crude oil and motor oil, and the constituents of those products; and (e) all medical wastes.

                  "Indemnitees" shall have the meaning set forth in Section 10.2 and 10.3.

                  "Intangible Property" shall have the meaning set forth in
Section 4.9.

                  "Inventory" shall mean all products (finished or in the process of manufacture) and whether or not located on the premises of the Seller, on consignment to a third party, or in transit or storage, packaging materials, supplies, ingredients, and any warehouse receipts and any other similar documents relating thereto, held by the Seller for sale in the Business.

                  "Judgment" shall mean any judgment, writ, order or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Agency.

                  "Key Employees" shall mean those of Seller's employees listed in Schedule 6.1.

                  "Laws" shall mean all federal, state, local, regional, municipal or foreign laws, statutes, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements.

                  "Leased Property" shall mean all real property leased by the Seller for use in the Business.

                  "Permits" shall mean all consents, franchises, licenses, permits, certificates, authorizations, rights, qualifications, registrations, orders and other approvals of Governmental Agencies necessary to conduct the Business as currently conducted and as proposed to be conducted.

                  "Permitted Liens" shall mean liens for ad valorem real or personal property taxes or assessments accrued since the Balance Sheet Date but not due and liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens accrued since the Balance Sheet Date if the obligations secured by such liens are not delinquent and arose in the ordinary course of business and consistent with past practices, together with liens that are specifically identified and quantified on the Balance Sheet or in the notes thereto.

                  "Persons" shall mean any corporation, partnership, firm, joint venture, individual, association, trust, unincorporated organization or other entity.

                  "Plans" shall have the meaning set forth in Section 4.13.

                  "Purchase Price" shall have the meaning set forth in Section 2.1.

                  "Returns" shall mean all federal, state, local and foreign income, franchise, sales, use, excise, real and personal property, employment (including FICA and other payroll) and other tax returns, reports, statements and declarations of every kind and nature.

                  "Short Period" shall mean, with respect to any Taxable Year of the Seller which begins before the Closing Date and ends thereafter, the portion thereof beginning with the first day of such year and ending on the Closing Date.

                  "Surviving Lien" shall mean any Lien affecting the Assets which the Buyer, prior to the Closing, expressly agrees in writing or by a notation on a Schedule shall survive the Closing.

                  "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean any federal, state, county, local, foreign or other tax or governmental charge, fee, levy or other assessment of any nature whatsoever and however denominated, including, without limitation, any income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll tax, withholding tax, property tax and import duties, together with any interest and any penalty, addition to Tax or additional amount imposed by any Taxing Authority due from, or allocable under any applicable law or agreement to the Business or any assets or properties of the Business.

                  "Taxable Year" shall mean, with respect to any Tax of the Seller, the calendar or fiscal year, or shorter period, for which the Tax is computed and the Return for such Tax is made.

                  "Taxing Authority" shall mean any Governmental Agency responsible for the imposition of any Tax.

                  "Unassumed Liabilities" shall mean all liabilities, duties and obligations of or related to, and claims not against or not relating to, the operation of the Business by the Seller or the ownership, possession or use of any of the Assets prior to the Closing, whether accrued, unaccrued, absolute, contingent, known or unknown, asserted or unasserted and whether now existing or arising at any time prior to, at, or after the Closing (including, without limitation, all liabilities of the Seller, or to any employee, consultant, officer or director of the Seller, or to their respective spouses and/or children and/or affiliates, in any amount whatsoever other than for current wages and compensation for services rendered after the Closing) and any Lien upon any of the Assets, except only the Assumed Liabilities and Surviving Liens.

                  "Withdrawal Liability" shall have the meaning set forth in
Section 4.13.

                  2.0      Sale and Payment.

                  2.1 Sale and Purchase of the Assets. Upon the terms and subject to the conditions of this Agreement, and on the basis of this Agreement, the Seller agrees that on the Closing Date, it will sell, assign, convey, transfer and deliver to the Buyer, and the Buyer agrees to acquire, accept and receive from the Seller, for the Purchase Price and in the manner herein below provided, all of the Seller's rights, title and interests in and to the Assets except for the Excluded Assets set forth on Schedule 2.1.

                  In consideration of the sale, assignment, conveyance, transfer and delivery of the Assets, the Buyer shall pay at the Closing as the purchase price therefor $1,800,000 (the "Purchase Price"), by bank or certified check or by wire transfer of immediately available funds to the account of Seller.

                  2.2      Assumption of Liabilities.

                  (a) Subject to the terms and conditions of this Agreement, the Buyer shall assume as of the Closing all of the Seller's obligations to be performed after the Closing Date pursuant to the express terms of the Assumed Contracts; provided, however, that (i) in no event shall the Buyer assume or otherwise be bound by, or responsible or liable for any liability, duty or obligation incurred by the Seller in violation of the provisions of this Agreement or which is substantially in excess of or substantially more burdensome than disclosed in writing to the Buyer prior to the Closing Date or any liability, duty or obligation arising out of a breach, violation or default by the Seller of or under any Assumed Contract or other Assumed Liability, any Law or Judgment (including any event occurring or fact or circumstance existing as of or prior to the Closing Date that, with the passage of time or the giving of notice or both and, without the fault of Buyer, may become such a breach, violation or default); (ii) the Buyer may elect not to assume any liability, duty or obligation pursuant to any Assumed Contract with respect to any leased personal property of the Seller that is not in reasonably satisfactory operating condition; and (iii) the Buyer may elect not to assume any Assumed Contract if the Seller or any other party thereto is in material breach or violation thereof or material default thereunder as of the Closing Date or if any event shall have occurred as of or prior to the Closing Date or any fact or circumstance shall exist as of the Closing Date which, with the passage of time or the giving of notice or both, and without fault of Buyer, would become such a breach, violation or default. Any election of the Buyer not to assume any Contract, liability or obligation of the Seller pursuant to clauses (ii) or (iii) of this
Section 2.2(a) shall be made by written notice to the Seller within forty-five
(45) days after the Closing Date.

                  (b) The Buyer shall not assume or otherwise be bound by, or responsible or liable for any Unassumed Liabilities.

                  2.3 Allocation of Consideration. The Buyer and the Seller hereby agree that the Purchase Price shall be allocated by the Buyer and the Seller among the Assets as set forth on Schedule 2.3. Such agreed allocation is intended to comply with Section 1060 of the Code, and the Buyer and the Seller hereby agree to report the transactions contemplated by this Agreement for Federal income tax purposes in accordance with such allocation.

                  3.0 The Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the sale and purchase of the Assets contemplated hereby (the "Closing") shall take place at 10:00 a.m. (New York City time) on Wednesday, June 30, 1999, at the offices of Herzfeld & Rubin, P.C., 40 Wall Street, New York, New York 10005, or at such other place or such other time or date as the parties may mutually agree in writing. The time and date upon which the Closing occurs is hereinafter referred to as the "Closing Date." Notwithstanding the actual Closing Date, the Closing shall be effective as of June 30, 1999, and all results of the operations of the Business on or after June 30, 1999 shall be for the account of Buyer.

                  4.0 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

                  4.1 Organization, Qualification, Good Standing and Subsidiaries. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and to own, lease and operate all of the assets and properties used, or proposed to be used, in connection therewith.

                  4.2 Bulk Sales and Transfer Taxes. Neither the sale and transfer of the Assets pursuant to this Agreement, nor the Buyer's ownership, possession or use thereof from and after the Closing as a result of such sale and transfer, will result in or be subject to: (a) any Law pertaining to bulk sales or transfers or fraudulent conveyances which might make such sale or transfer or any part thereof ineffective as to creditors of or claimants against the Seller; (b) any State or local sales, use, transfer, excise or license tax, fee, or charge applicable to any of the Assets; or (c) the imposition of any liability upon the Buyer for appraisal rights or any other liability of any nature whatsoever owing to any stockholder of the Seller or any other Person which has not been expressly assumed by the Buyer in this Agreement.

                  4.3 Authorization, Validity of Agreement. The Seller has the full legal right and power (whether corporate or otherwise) and all approvals and authority to enter into, execute and deliver this Agreement (and each other agreement delivered or to be delivered in connection herewith) and to fully carry out its obligations hereunder and thereunder. This Agreement (and each other agreement delivered or to be delivered in connection herewith), when duly executed and delivered, will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

                  4.4 Compliance with Laws. The operations of the Business have been, and are being, conducted in compliance with all Laws. No investigations by any Governmental Agency asserting or alleging any violation of, or noncompliance with, any such Laws, with respect to the Business are pending or, to the knowledge of Seller, threatened. Except as set forth on Schedule 4.4, the Seller possesses, and is operating the Business in compliance with, all Permits. All Permits in Seller's name shall remain the sole property of Seller and no permits or licenses shall be transferred to Buyer under this Agreement. All Permits held by Seller in connection with its operation of the Business are set forth on
Schedule 4.4.

                  4.5 No Violation. Except as set forth on Schedule 4.5, none of
(a) the execution of this Agreement (and each other agreement delivered or to be delivered in connection herewith), (b) the performance by the Seller of any of its obligations hereunder and thereunder or (c) the compliance by the Seller with any of the provisions hereof and thereof:

                      (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Seller or any of the terms, conditions or provisions of: (A) the Articles of Incorporation or By-Laws of the Seller or (B) any note, bond, indenture, mortgage or deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller may be bound or by which the business, assets or properties of the Seller may be affected or secured; or

                      (ii) violate: (A) any order, writ, injunction, award or decree of any court, arbitrator or Governmental Agency against or binding upon the Seller, or upon the securities, properties or business of the Seller, (B) any statute, law, rule or regulation of any jurisdiction to which the Seller is subject or (C) any Permit.

                  4.6      Title to Property; Encumbrances.

                  (a) The Seller has, and at the Closing will have, good and marketable title to the Assets free and clear of all Liens except (i) as set forth on Schedule 4.6(a) and (ii) Permitted Liens.

                  (b) All leases pursuant to which the Seller leases from any party personal property in connection with its operation of the Business are valid, subsisting and effective in accordance with their respective terms, and there is not, under any personal property lease, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). To the knowledge of the Seller, there is no fact, event or circumstance which may give rise to an event of default on the part of the Seller or any other party under any such personal property lease. Except as set forth on Schedule 4.6(b), no approval or consent of any Person is needed in order that such personal property leases continue in full force and effect after the Closing in accordance with their respective terms. Schedule 4.6(b) contains a list of all personal property leases related to the Business, together with the location and nature of each of the leased personal properties, the termination date of each such lease, the name of the lessor and all rental and other payments made or required to be made during the twelve-month period ending December 31, 1999. True and complete copies of all personal property leases listed on Schedule 4.6(b) have been delivered to the Buyer heretofore. Schedule 4.6(b) describes all Leased Property. Except as set forth on Schedule 4.6(b), the Seller has a good and marketable lessee's interest under a Lease with respect to the Leased Property, free and clear of all Liens, other than Liens listed on Schedule 4.6(b) and Permitted Liens. Except as described on Schedule 4.6(b), to the best of Seller's knowledge, all buildings and other structures, and all mechanical systems (including, but not limited to, electrical, plumbing and heating), roof and structural systems and fixtures located thereon or therein or otherwise used by the Seller in the conduct of its businesses as presently conducted are in good operating condition and repair, reasonable wear and tear excepted.

                  (c) All personal property owned by the Seller and all personal property held by the Seller pursuant to personal property leases, in each case, in connection with its operation of the Business, are in good operating condition and repair, subject only to ordinary wear and tear, have been operated, serviced and maintained diligently and properly within the recommendations and requirements of the manufacturers thereof, are not in need of maintenance or repairs which are material in nature or cost and are suitable and appropriate for the use thereof made and proposed to be made by the Seller in the operations of the Business.

                  4.7      Intangible Property.

                  (a) Schedule 4.7 sets forth a true, correct and complete list of all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, common law trademarks, service marks, copyrights and trade names, slogans and all inventions, formulae, processes, computer programs (and all versions thereof), compilations and data bases, Permits, grants, franchises and licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the Business which shall be transferred to Buyer, (collectively, the "Intangible Property"), copies of any documentation in respect of which have been delivered to the Buyer. Except as specifically listed on Schedule 4.7, no intangible property of DuPont Flooring Systems, Inc., or its parent or affiliates will be purchased by or transferred to Buyer.

                  (b) Except as set forth on Schedule 4.7, all rights to the Intangible Property which shall be transferred to Buyer are valid, uncontested and in good standing and the Seller has good and marketable title with respect to the Intangible Property and there is no conflict with, or infringement of, the rights of others resulting directly or indirectly from the use of the Intangible Property or the operation of the Seller's businesses, and the Seller does not know of any basis for any such conflict or infringement. The Seller has taken all necessary action to maintain the continued validity of the described Intangible Property. The Seller possess all rights, licenses or other authority necessary to have and enjoy the full, free and unencumbered use of all of its rights in the described Intangible Property without conflict or infringement of the rights of others relating directly or indirectly to the Intangible Property and without payment of any royalties or other consideration to any party to this Agreement or to any other Person. Except as set forth on Schedule 4.7, the Seller has not granted any outstanding license in any of the Intangible Property nor is the Seller under any obligation to grant the same. Except as set forth on
Schedule 4.7, the Seller is not using or in any way making use of any trade secret or confidential information or proprietary property of any Person as to which the permission or authorization of such other Person is required. Except as described on Schedule 4.7, the Seller owns and has the unrestricted right to use every trade secret, know-how, process, formula, discovery, development, design, technique, customer and supplier list, blueprint, specification, promotional idea, marketing and purchasing strategy, invention, process, computer software, computer program, data base, confidential data and information required for, or incidental to, the design, development, manufacture, operation, sale and use of all products and services sold or rendered by or proposed to be sold or rendered by the Seller, free and clear of all Liens. The Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other technical information. No employee or consultant of the Seller has any rights to processes, systems and techniques used by the Seller that are transferred to Buyer under this agreement. To the knowledge of Seller, no third party has interfered with, or infringed upon, any Intangible Property transferred hereunder.

                  (c) To the knowledge of the Seller, the Business has all systems and software necessary or appropriate to address and accommodate "Year 2000" computer systems issues.

                  4.8      Principal Customers and Suppliers.

                  (a) Schedule 4.8(a) contains a true and complete list of the names and addresses of the five (5) largest customers of the Business in terms of sales during the fiscal year ended December 31, 1998 and shows the approximate total sales to each such customer during such period. Except for the customers listed on Schedule 4.8(a), no customer of the Business accounted for more than 5% of its sales during the fiscal year ended December 31, 1998. Except as set forth on Schedule 4.8(a), since the Balance Sheet Date to the best of Seller's knowledge, no customer listed on Schedule 4.8(a) has terminated its relationship with, or adversely curtailed its purchases from the Seller. The Seller has not received any notice, nor does Seller have any reason to believe, that after the Closing the Seller's current customers in the Business will not enter into a business relationship with the Buyer substantially on the same terms as such customer had with the Seller prior to the Closing.

                  (b) Schedule 4.8(b) contains a true and complete list of the names and addresses of the ten (10) largest suppliers of the Business in terms of purchases during the fiscal year ended December 31, 1998 and shows the approximate total purchases by such company from each such supplier during such period. Except for the suppliers listed on Schedule 4.8(b), there are no suppliers from whom the Business purchased more than 5% of the goods and services it purchased during the fiscal year ended December 31, 1998. Except as set forth on Schedule 4.8(b), at all times since December 31, 1998 the Seller has had available to it adequate sources of supply consistent with the past, present and planned requirements of the Business, and, since the Balance Sheet Date, to the best of Seller's knowledge, there has not been any adverse change in the business relationship of the Seller with any of the suppliers listed on
Schedule 4.8(b). The Seller has not received any notice, nor does Seller have any reason to believe, that after the Closing any of its current suppliers of the Business will not enter into a business relationship with the Buyer substantially on the same terms as such supplier had with the Seller prior to the Closing. The Seller has no knowledge of any threat to, or disruption of, the Seller's regular sources of supply for the Business.

                  4.9 Agreements. Attached hereto as Schedule 4.9 is a true and complete list of all Contracts. All of such Contracts are valid, subsisting, in full force and effect and binding and enforceable upon the parties thereto in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies. To the best of Seller's knowledge, the Seller and each other party to the Contracts have satisfied in full or provided for all of their respective liabilities and obligations thereunder requiring performance prior to the date hereof, are not in default under any of such Contracts, nor to Seller's knowledge does any condition exist that with notice or lapse of time or both would constitute a default thereunder or would constitute a basis of force majeure or other claim of excusable delay or nonperformance by any party thereto. To the knowledge of the Seller, there is no fact, event or circumstance which may give rise to any event of default on the part of the Seller or any other party under any Contract. Except as set forth on Schedule 4.9, to the best of Seller's knowledge, no party to any such Contract has given notice of its intention to cancel, terminate, modify or fail to renew any such Contract. Except as set forth on Schedule 4.9, no approval or consent of any Person is needed in order that the Contracts set forth on
Schedule 4.9 continue in full force and effect after the Closing, and after the Closing each of such Contracts, if assumed by Buyer hereunder, will be enforceable by the Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies. All approvals and consents set forth on Schedule 4.9 will be obtained by the Seller prior to the Closing, when possible. No payment, other than payments contemplated by this Agreement, is required to be made to any employee, officer, director or consultant of the Seller or to any other Person as a result of the consummation of the transactions contemplated hereby except for sales commissions due in the regular course of business. The Seller has delivered to the Buyer true and correct copies when available of all the Contracts listed on Schedule 4.9 and any other Schedule hereto. The Seller has no reason to believe that any of the Contracts that are renewable will not be renewed on reasonable terms.

                  4.10 No Finder's Fee. Neither the Seller nor any of its officers, directors or employees has retained any finder, broker, agent or other party, or incurred any liability or is otherwise obligated for any brokerage fees, commissions, finder's fees or investment banking fees in connection with this Agreement or the transactions contemplated hereby.

                  4.11     Employee Benefit Plans.

                  (a) Every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently in effect for the Business (collectively, the "Plans"), have been made available to Buyer for its review. No plan is a "multiemployer plan" within the meaning of Title IV of ERISA.

                  (b) All Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and applicable laws, rules and regulations.

                  (c) Except as set forth on Schedule 4.11, the administration of all Plans has been consistent with, and in material compliance with, applicable requirements of the Code, ERISA and any applicable collective bargaining arrangements, including, without limitation, compliance on a timely basis with all requirements for reporting, disclosure and for the continuation of group health insurance. Neither the Seller nor any Plan fiduciary (as defined in Section 3(21) of ERISA), with respect to any Plan, has engaged in any transaction or acted or failed to act in any manner that violates
Section 404 or 406 of ERISA or engaged in any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained. All obligations required to be performed by the Seller under each Plan have been performed, and the Seller is not in violation of the terms of any Plan, nor does the Seller have any knowledge of any existing violation by any other party of any term or requirement of, or applicable to, any Plan. All determination letters received from the IRS with respect to the Plans are in full force and effect. All contributions required by law or the terms of each Plan to have been made under such Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

                  (d) No claims, suits or other proceedings are pending or threatened, and no facts or circumstances exist that could provide a basis for any such claim, suit or other proceeding, by the Seller's current or former employees, with respect to any Plan.

                  (e) The Seller does not maintain any Plan that is subject to the requirements of Section 412 of the Code.

                  (f) The Seller will provide notifications to all employees of the Business of their rights under Section 4980B of the Code within the time required for the giving of such notification under such section, and Seller has complied with all of the other provisions of such Section 4980B in connection with the sale of the Business pursuant to this Agreement.

                  4.12 Employees and Employee Relations. (a) Schedule 4.12 contains a complete list as of December 31, 1998 and as of the day prior to the date hereof (and, with respect to compensation matters, for the twelve months ended as of such date and the period subsequent to December 31, 1998, respectively), of all employees and consultants of the Seller employed by the Seller in the operation of the Business, including their names, birthdates, job titles, base salaries, bonus compensation paid or payable and dates of hire. The Seller, in the operation of the Business, is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 4.12, the Seller is not a party to or in the process of negotiating (and there does not otherwise exist with respect to the Seller) any union, collective bargaining, labor or similar agreement. Except as set forth on Schedule 4.12, the Business has not had any strike, picket, work stoppage, work slowdown, or other labor trouble against it. Except as set forth on Schedule 4.12, in connection with its operation of the Business, there is no (a) strike, picket, work stoppage, work slowdown, or other labor trouble pending or, to the knowledge of the Seller, threatened against the Business; (b) to the knowledge of the Seller, union organizing activities or union representation question threatened or existing with respect to the employees of the Seller; (c) unfair labor practice charge or complaint against the Seller pending or, to the knowledge of the Seller, threatened before the National Labor Relations Board or any other tribunal; (d) workman compensation claim pending against the Seller that is not adequately provided for by insurance; or (e) charge, complaint or suit pending or, to the knowledge of the Seller, threatened against the Seller respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination or wages and hours. To the knowledge of the Seller, it has satisfactory employer-employee relationships with its employees.

                  (b) The Seller is not, and the Buyer will not be, pursuant to any Contract, arrangement or understanding, any applicable Law or Judgment or otherwise, obligated to pay or liable for the payment of any severance pay or other benefit by reason of the voluntary or involuntary termination of the employment of any present or former employee, consultant, agent or manager of Seller's Business prior to, on or after the Closing Date (other than as a result of unlawful or tortious conduct of Buyer after the Closing Date or pursuant to any contract, arrangement or understanding entered into by Buyer after the Closing Date).

                  4.13 Litigation. There are currently no outstanding, nor during the preceding twelve months have there been, any orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by or to which the Business or Assets is bound or subject (each an "Order"). Except as set forth on Schedule 4.13, to the best of Seller's knowledge, there are no claims, suits, actions or administrative, arbitration or other proceedings, or governmental investigations or inquiries, whether formal or informal, public or private, involving the Business its operations or the Assets, which could result in the entry of such an Order.

                  4.14 Environmental, Health and Safety Matters. Except as described on Schedule 4.14, the Seller, in the operation of the Business, is in compliance in all material respects with all federal, state and local laws, ordinances, codes, rules, standards, regulations, orders and common law applicable to worker health and safety, air emissions, water discharges, solid wastes, Hazardous Materials, drinking water, toxic substances, waste storage, treatment, transportation and disposal, and groundwater and soil monitoring, or otherwise relating to workers and/or the environment applicable to its business as presently conducted. Except as so described, there are no violations, citations or claims pending or threatened with respect to any such matters, and the Seller has no liability under any such laws; and, except as so described, the Seller has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any such matters or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any such matters or the enforcement of any applicable law, regulation or order related thereto nor has the Seller ever had a lien imposed on any property, facility, machinery or equipment owned, leased, operated or used by the Seller in connection with the presence of Hazardous Materials and there is no reason to believe that any of such items will be forthcoming. Except as so described, no Hazardous Materials have been disposed of, discharged, buried or deposited in, on or under the ground by or on behalf of the Seller within the boundaries of a location presently or formerly owned, leased, occupied, operated or used by the Seller or elsewhere in connection with the Business, in violation of, or has not been reported to a Governmental Agency as required by, any applicable law, regulation or order (now in effect or in effect at the time of the relevant act); except as so described, no spills, discharges, leaks, dumping, emissions or other releases of Hazardous Materials have occurred within the boundaries of any such location during or prior to the ownership, lease, occupancy, operation or use thereof by the Seller in violation of, or has not been reported to a Governmental Agency as required by, any applicable law, regulation or order (now in effect or in effect at the time of the relevant act); except as so described, there are no materials containing urea formaldehyde, asbestos or polychlorinated biphenyls or any other Hazardous Materials, in or about any location presently utilized by the Seller in connection with the Business in violation of any applicable law, regulation or order.

                  4.15 Financial Statements. Schedule 4.15 contains true and complete copies of the consolidated financial statements of the Business as at and for the fiscal year ended December 31, 1998, including the related consolidated balance sheets, statements of income, and statements of cash flows (the "Annual Financial Statements"), and the unaudited consolidated financial statements of the Business as at and for the three months ended May 31, 1999, including the related consolidated balance sheets, statements of income and statements of cash flows (the "Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements and all the historical financial information contained in the Bid Package fairly present the financial position of the Seller as at the respective dates thereof and the results of its operations for the periods then ended. The Annual Financial Statements and the Interim Financial Statements and all the historical financial information contained in the Bid Package fairly are in accordance with the books and records of the Seller and, except as set forth on Schedule 4.15, are in accordance with GAAP. All of the financial books and records of the Seller relating to the Business have been made available to the Buyer and such books and records completely and fairly record in all respects the Seller's financial affairs which should normally be recorded in financial books and records.

                  4.16 No Undisclosed Liabilities. Except as set forth on the Interim Financial Statements or on Schedule 4.16, the Seller, does not have (a) any liabilities that are material to the Business, the Assets, or the operations, properties, prospects or condition of the Business (financial or otherwise) other than as disclosed in this Agreement or specifically identified as such on the Schedules hereto, or (b) any liabilities or other obligations of any nature, either accrued or unaccrued, absolute or contingent, direct or indirect, or otherwise, whether as principal, agent, partner, co-venturer, plan fiduciary, guarantor or in any other capacity whatsoever, which are not properly reflected or reserved against in the Balance Sheet (except for liabilities or obligations which have been incurred in the ordinary course of business since the Balance Sheet Date in a manner consistent with past practices, which individually or in the aggregate do not exceed $10,000) and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

                  4.17 Absence of Certain Changes or Events. Except as set forth on Schedule 4.17, since the Balance Sheet Date: (a) the Seller has not suffered any change which has or could have a Material Adverse Effect, (b) the Seller has conducted the Business only in the ordinary course of business and consistent with past practices and (c) the Seller, has not, in connection with the
Business:

                      (i) suffered any damage, destruction, loss or other casualty, whether or not covered by insurance, adversely affecting the business, assets, operations, prospects, properties or condition (financial or otherwise) of the Seller;

                  (ii) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) other than such liabilities or obligations which (A) individually are less than $10,000 and (B) are non-material items incurred in the ordinary course of business and consistent with past practices;

                  (iii) paid, discharged or satisfied any debts, claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than such debts, claims, liabilities or obligations which (A) individually are less than $10,000 and (B) were paid, discharged or satisfied in the ordinary course of business and consistent with past practices;

                  (iv) permitted or allowed any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Permitted Liens;

                  (v) entered into, or agreed to enter into, any material transaction other than in the ordinary course of business and consistent with past practice;

                  (vi) changed its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                  (vii) taken any action or omitted to take any action which resulted in a breach of any provisions of, or constituted a default (or with notice or lapse of time or both, would constitute a default) under, or resulted in the termination of, or accelerated the performance required by, or resulted in the creation of any Lien upon any of the Assets under any of the terms, conditions or provisions of, any Contract;

                  (viii) entered into, or agreed to enter into, any contract, agreement or understanding with respect to any of the foregoing.

                  4.18 Consents and Approvals. Except as set forth on Schedule 4.18, no approval, consent, license, or authorization of, or declaration or exemption from, or filing or registration with, any court or other Governmental Agency or Person is required in connection with the execution and delivery by the Seller of this Agreement (and each other agreement delivered or to be delivered in connection herewith) or the consummation and performance by the Seller of the transactions contemplated hereby and thereby.

                  4.19 Inventory. (a) All Inventory of the Seller reflected on the Balance Sheet or acquired after the date thereof is of a quality and quantity usable and salable in the ordinary and usual course of business, was acquired in the ordinary course of business, in customary quantities and at prevailing prices; (b) all Inventory not written off as of the Balance Sheet Date has been and is valued at the lower of average cost or market (using the first-in, first-out method); (c) the quantities of each type of Inventory (whether raw materials, work in process, or finished goods) are not excessive but are reasonable and warranted in the present circumstances of the business of the Seller and (d) all work in process and finished goods inventory are free of any defect or other deficiency, to the best of Seller's knowledge.

                  4.20 Accounts Receivable. Each of the accounts receivable of the Seller reflected on the Balance Sheet or created after the date thereof in the operation of the Business (a) arose from bona fide sales in the ordinary course of business; (b) was entered into under circumstances and by methods usual and customary in the Seller's businesses in the applicable state and the collection practices used with respect thereto have been and are in all respects legal and proper; (c) was entered into, and credit was granted pursuant thereto, consistent with the Seller's historical credit policies and practices; and (d) are good and fully collectable. The books of the Seller relating to the Business correctly record the principal balance of all accounts receivable.

                  4.21 Orders, Commitments and Returns. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise or the provision of services entered into by the Seller in the operation of the Business is approximately $896, 000.00, and the aggregate of all contracts or commitments for the purchase of supplies by the Seller in the operation of the Business is approximately $79,000.00, all of which orders, contracts and commitments were made in the ordinary course of business and consistent with past practice. As of the date of this Agreement, in connection with its operation of the Business, there are no claims against the Seller to return in excess of an aggregate of approximately $50,000.00 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, and there is no merchandise in the hands of customers under an understanding that such merchandise would be returnable.

                  4.22 Certain Business Practices. In connection with its operation of the Business, no officer, director or stockholder of the Seller, or, to the knowledge of the Seller, no employee, consultant, agent or other representative of the Seller or any other person acting on behalf of the Seller has, directly or indirectly, ever given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Seller or assist the Seller in connection with any actual or proposed transaction.

                  4.23 Related Party Transactions. Except as set forth on
Schedule 4.23, no officer, director or stockholder of the Seller, and no Subsidiary of such stockholder owns, directly or indirectly, any interest in (excepting not more than five (5%) percent stockholdings for investment purposes in securities of publicly held and traded companies), or is an officer, partner, director, employee or consultant of or otherwise receives remuneration from, any Person which is, or is engaged in business as, a lessor, lessee, customer or supplier of the Business (other than E.I. DuPont de Nemours and its direct and indirect subsidiaries).

                  4.24 Other Material Adverse Information. Except as set forth in this Agreement or in the Interim Financial Statements certificates, exhibits or schedules delivered pursuant hereto, the Seller has no knowledge of any information of a materially adverse nature with respect to (a) the working capital, results of operation, business, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations, prospects, properties or condition (financial or otherwise) of the Business; (b) the ability of the Seller to consummate the transactions contemplated by this Agreement; or (c) the ability of the Buyer to conduct its business after the consummation of the transactions contemplated by this Agreement in the manner proposed to be conducted.

                  4.25 Schedules. Any matters disclosed on one Schedule shall be disclosed for purposes of that Schedule only except for specific cross references from one Schedule to another Schedule. Inclusion in any Schedule of any disclosure shall not be construed as relevant to any determination of materiality.

                  4.26     Assets.

                  (a) There are no properties or assets used, held for use or usable by the Seller in the Business which are not set forth on the Schedules hereto and, except for contemplated additions or deletions in the ordinary course of business that are not material in the aggregate, the Assets include all properties and assets the ownership, holding or use of which is necessary for the performance by the Buyer of any Assumed Liability and the lawful conduct of the Business.

                  (b) The Seller has good and marketable title to all of the Assets, free and clear of any Lien except (i) the lien of property taxes not delinquent and (ii) the Liens listed on the Schedules hereto. Except as disclosed on such Schedules, the Seller is the sole and exclusive owner of all of the Assets, does not use any of the Assets by the consent of any other Person and is not required to make any payments to others with respect thereto. Upon the Closing, the Buyer will indefeasibly own and hold good and marketable title to the Assets, free and clear of all Liens (except for any Surviving Liens) of any nature whatsoever, whether such Liens are now existing or perfected or at any time hereafter arise or become perfected pursuant to any Law, Contract or otherwise.

                  (c) All leases, subleases, and other Contracts which are being transferred to the Buyer at the Closing will be, upon the consummation of the transactions contemplated by this Agreement, in good standing, valid and effective and grant the leasehold estates or rights of occupancy or use they purport to grant.

                  4.27 Tax Matters. Except as set forth on Schedule 4.27, (i) all Returns required to be filed with any Taxing Authority on or before the Closing Date by or on behalf of or with respect to the Seller have been or will be timely filed in accordance with all applicable laws, (ii) as of the time of filing, the Returns were prepared, or will have been prepared, in accordance with the appropriate books of account and correctly reflect, or will correctly reflect, the facts regarding the income, business, assets, operations, activities and status of the subject parties and any other information required to be shown therein, (iii) all Taxes that have been shown as due and payable on the Returns that have been filed have been paid in a timely manner, (iv) the charges, accruals and reserves for taxes reflected on the books of the Seller and its financial statements are adequate to cover the Tax liabilities accruing or payable in respect of Taxable Years ending on or before the Closing Date and any Short Period, (v) all Returns with respect to federal income taxes filed with respect to Taxable Years of the Seller through the Taxable Year ended 1997 have been examined and closed or are Returns with respect to which the period during which any Tax due may be properly assessed under applicable law has expired without extension or waiver,
(vi) the Seller is not delinquent in the payment of any Tax nor has the Seller requested any extension of time within which to file any Return, which Return has not since been timely filed, (vii) no deficiency for any Tax or claim for additional Taxes by any Taxing Authority has been proposed, asserted or assessed against the Seller, (viii) the Seller has not been granted any extension or waiver of the statute of limitation period applicable to any Returns, which extension or waiver is currently in effect, (ix) there is no audit, action, suit, claim, proceeding or, to the knowledge of the Seller, any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Seller in respect of any Tax, (x) none of the property owned or used by the Seller is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954 and (xi) there are no liens for Taxes upon the assets of the Seller except liens for current Taxes not yet due.

                  5.0 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

                  5.1 Organization and Qualification. The Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  5.2 Authorization; Validity of Agreement. The Buyer has the full legal right and power (whether corporate or otherwise) and all approvals and authority to enter into, execute and deliver this Agreement (and each other agreement delivered or to be delivered in connection herewith) and to fully carry out the Buyer's obligations hereunder and thereunder. The execution and delivery of this Agreement (and each other agreement delivered or to be delivered in connection herewith) and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Buyer, and no other proceedings on the part of the Buyer is necessary to authorize the execution and delivery of this Agreement (and each other agreement delivered or to be delivered in connection herewith) and the consummation of the transactions contemplated hereby and thereby. This Agreement (and each other agreement delivered or to be delivered in connection herewith), when duly executed and delivered, will constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

                  5.3 No Finder's Fees. Neither the Buyer nor any officer, director or employee of the Buyer has retained any finder, broker, agent or other party or incurred any liability or is otherwise obligated for any brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

                  5.4 No Other Representations or Warranties. The Buyer makes no other representations or warranties to the other parties hereto.

                  6.0 Covenants of the Buyer and the Seller.

                  6.1 Conduct of Business of the Seller Until the Closing Date.

                  (a) Except as permitted or required hereby or as the Buyer may otherwise consent to in writing, between the date hereof and the Closing Date, the Seller shall:

                      (i) Operate the Business of the Seller only in the usual, regular and ordinary manner as conducted by the Seller prior to the date hereof, and use its best efforts to (A) preserve the present business operations intact,
(B) preserve in full force and effect the Contracts, (C) keep available the services of the present employees and (D) preserve the present goodwill and business relationships with customers, suppliers and others having business dealings with it;

                      (ii) Maintain the books, records and accounts which relate to the Business of the Seller in the usual, regular and ordinary manner on a basis consistent with prior periods;

                      (iii) In connection with its operation of the Business, neither: (A) sell, lease or otherwise convey any material asset or group of assets of the Seller, (B) change the character of the business of the Seller,
(C) assume or incur any indebtedness other than such indebtedness which (x) individually is less than $10,000 is less than $100,000 in the aggregate and (y) is assumed or incurred in the ordinary course of business and consistent with past practices, (D) subject any Assets to any Lien, (E) accelerate the collection of any accounts receivable of the Seller, (F) effect any non-scheduled reduction in debt of the Seller, (G) discharge, other than for cause, any employee or hire any new employee of the Seller, (H) pay, loan or advance any amount to, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or from, or enter into any agreement or arrangement of any kind with, any of its employees, officers, directors, consultants, stockholders or any affiliate or associate of any of the foregoing, (I) effect a merger or consolidation involving the Business described herein, (J) make any capital expenditures in an amount individually in excess of $5,000 or in excess of $15,000 in the aggregate, (K) void or permit to be voided, or exercise any option to renew, or extend, any material agreement or renew any material agreement for any period of time, (L) increase the compensation (by way of salary, bonus or otherwise) of any officer, director, employee or consultant of the Seller or (M) enter into any agreement, commitment or understanding with respect to any of the foregoing;

                      (iv) Maintain in full force and effect insurance coverage of the type and in the amount as is maintained as of the date of this Agreement;

                      (v) Maintain the properties of the Seller used by it in the Business in customary repair, order and condition; and

                      (vi) Use its best efforts to give the Buyer prompt written notice of any material change in the working capital, results of operation, business, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations, prospects, properties or condition (financial or otherwise) affecting the Business; provided, however, that no such notice shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Buyer specifically agrees thereto in writing.

                  (b) The Seller shall use its best efforts to prevent the Seller's officers, directors, employees or consultants from seeking to induce or otherwise cause any customer, licensee or any other Person with whom the Seller has a business relationship in the operation of the Business, whether by Contract or otherwise, to discontinue or alter, in manner adverse to the business of the Seller or the Buyer or to the Assets, such business relationship.

                  (c) From the date hereof through the Closing Date, the Seller shall not take any affirmative action to terminate without cause the services of, and shall use its best efforts to retain, the employees set forth on
Schedule 4.12 (the "Key Employees"), whom the Buyer wishes to employ after the Closing Date.

                  6.2 Access. From and after the date hereof to and including the Closing Date, the Buyer and its authorized employees, agents, officers and financial, legal and other representatives shall be granted full and unrestricted access, during normal business hours, to the offices, plants, properties, books, documents and records of the Seller relating to the Business, including Returns, to conduct such examinations and investigations thereof as they may desire. The Seller shall also cause its officers, employees and financial, legal and other representatives to be available for consultation and discussion with the Buyer and its authorized employees, agents, officers and financial, legal and other representatives, during normal business hours, and to furnish such persons with any information as they may, from time to time, request, and the Seller shall otherwise cooperate fully in permitting the Buyer to investigate the Business, its properties and its financial condition.

                  6.3 No Third-Party Transaction. From the date of this Agreement until the Closing Date, the Seller agrees that it will not, and will use its best efforts to ensure that no officer, director, employee, consultant or other agents of the Seller will directly or indirectly (a) contact, initiate discussions with, or cooperate or negotiate with, or furnish or cause to be furnished any information to, any Person in connection with any offer or proposal from, any Person or group to acquire any of the securities of the Seller, to merge or consolidate with the Business; or (b) enter into any agreement or understanding with any Person with respect to the foregoing.

                  6.4 Approvals and Consents. The Seller shall use its best efforts, to obtain as promptly as possible all waivers, approvals and consents which are required to be obtained by such party in order to consummate the transactions contemplated hereby, and shall obtain the approvals and consents referred to in Sections 4.6(b), and Buyer shall cooperate with Seller in obtaining such consents and approvals.

                  6.5 Satisfaction of Conditions. The Seller shall use its best efforts to comply with and satisfy, or cause to be complied with and satisfied, each of the covenants set forth in this Article 6 and each of the conditions set forth in
Article 7.

                  6.6 Public Announcements. Each of the parties hereto agrees not to issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the Buyer, in the case of the Seller, or of the Seller, in the case of the Buyer (which approval in each case will not be unreasonably withheld or delayed), except as otherwise required by law.

                  6.7 Reasonable Efforts; Further Assurances. Each of the parties hereto will use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith) and the Seller will use its best efforts to assure that the Buyer has the benefits of all of the covenants and agreements contained in this Agreement (and each other agreement delivered or to be delivered in connection herewith). From and after the date hereof, Seller shall, at the request of the Buyer, execute and deliver to the Buyer, without further consideration, all such further assignments, endorsements, instruments of conveyance and transfer, and other documents as the Buyer may reasonably request in order to fully effectuate the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith).

                  6.8 Employees. Each of the parties hereto agrees that the Buyer shall have the right, but not the obligation, to discuss, negotiate and extend offers of employment with and to the Key Employees and any other employees or consultants of the Seller.

                  6.9 Collections. On and after the Closing Date, the Buyer shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Assets, no matter how or when earned. If the Seller shall receive any such monies, it shall hold all such monies in trust for the sole benefit of the Buyer. Within five (5) business days after receipt thereof, the Seller shall cause the transfer and delivery to the Buyer of any monies or other property which it may receive after the Closing Date in respect of the Assets. The Seller authorizes the Buyer to endorse in the Seller's names all notes, checks, drafts, money orders or other instruments of payment in respect of the foregoing which may come into the possession of the Buyer, and the Seller hereby ratifies all that the Buyer shall lawfully do or cause to be done by virtue hereof. This right shall become irrevocable upon Closing.

                  6.10 Notice to Third Parties. On the Closing Date, the Seller shall execute and deliver to the Buyer for use by the Buyer with respect to Persons, such as licensors, licensees, sub-licensees and any other third party that currently has any rights whatsoever in or to the Assets, anywhere throughout the world, letters prepared jointly by, and mutually acceptable to, the Buyer and the Seller advising that (i) effective as at the Closing Date, the Buyer owns the Seller's interests in and to the Assets; (ii) the Buyer is entitled to receive all monies, payments, receipts, revenues or income derived therefrom in accordance with this Agreement and (iii) the Buyer has not purchased any Excluded Asset or assumed any Unassumed Liabilities; and requesting that thereafter they render all required statements and activity reports and make payments of one hundred (100%) percent of all sums thereafter otherwise due in respect of any period, whether before or after Closing, to the Buyer in accordance with this Agreement, and provide copies of all notices, claims or other correspondence directly to the Buyer.

                  6.11 Post-Closing Adjustment to Customer Deposit Account. As soon as practicable after the Closing Date, but in no event more than 30 days thereafter, the Buyer and Seller shall determine the actual amount of customer deposits held by the Business on June 30, 1999 for work in progress. If such amount determined by the parties pursuant to the preceding sentence exceeds the balance of the Customer Deposit Account transferred to the Buyer on the Closing Date, Seller shall remit to Buyer the amount of such excess; conversely, if such amount is less than the balance of the Customer Deposit Account transferred to the Buyer on the Closing Date, Buyer shall remit the amount of such shortfall to Seller.

                  7.0 Conditions Precedent to the Obligations of the Buyer. The obligations of the Buyer to effect the Closing under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any of which may be waived by the Buyer:

                  7.1 Performance. The Seller shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  7.2 Accuracy of Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement and in any certificate delivered to the Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (or on the date to which it relates, in the case of any representation or warranty which specifically relates to an earlier date).

                  7.3 Governmental Approvals; Consents. All consents, permits, approvals, licenses or orders from any Governmental Agency or other third party required to be obtained for the lawful consummation of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith) shall have been obtained (including, without limitation, those set forth on Schedules 4.6(b)).

                  7.4 Material Adverse Change. From the Balance Sheet Date to the Closing Date, the Seller shall not have suffered any change which has or could have a Material Adverse Effect.

                  7.5 No Actions or Proceedings. There shall not have been any action taken, or any statute, rule, regulation, decree, judgment, order or injunction proposed, promulgated, enacted, issued or entered by any Governmental Agency or judicial authority, and there shall be no action, suit or proceeding pending or threatened which, in the Buyer's reasonable judgment, makes, or may make, this Agreement (and each other agreement delivered or to be delivered in connection herewith) or any of the transactions contemplated hereby or thereby illegal or imposes, or may impose, material damages or penalties in connection therewith, imposes, or may result in the imposition of, material limitations on the ability of the Buyer effectively to exercise full rights of ownership of the Assets or makes the holding by the Buyer of any Assets illegal or subject to any materially burdensome requirement or condition, requires, or may require, the Buyer or any of its affiliates or the Seller to cease or refrain from engaging in any material business or otherwise prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith); increases, or may increase, in any material respect the liabilities or obligations of the Buyer arising out of this Agreement (and each other agreement delivered or to be delivered in connection herewith) or any of the other transactions contemplated hereby and thereby; or impairs, or may impair, the contemplated benefits to the Buyer of any of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith).

                  7.6 Bring-Down Certificate. The Buyer shall have received a certificate from Seller, executed by an executive officer of the Seller and dated the Closing Date, satisfactory in form and substance to the Buyer and its counsel, certifying as to the satisfaction by such parties of the conditions set forth in Sections 7.1 and 7.2 hereof.

                  7.7 Due Diligence. All due diligence (financial, legal or otherwise) reviews of the Seller shall have been completed and satisfactory to the Buyer and its counsel.

                  7.8 Leases. The Real Property leases of the Seller to be assumed by the Buyer set forth on Schedule 7.12 (the "Leases") shall be in form and substance satisfactory to the Buyer and its counsel and shall be in full force and effect and shall continue in full force and effect after the Closing.

                  7.9 Corporate Action. All corporate or other actions necessary to authorize (a) the execution, delivery and performance by the Seller of this Agreement (and each other agreement delivered or to be delivered in connection herewith) and (b) the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Seller and shall be in full force and effect.

                  7.10 Secretary's Certificate. The Buyer shall have received from the Seller a certificate, executed by the Secretary or an Assistant Secretary of the Seller and dated the Closing Date, with respect to the truth and correctness and current effectiveness of resolutions adopted by the Board of Directors of the Seller authorizing this Agreement (and each other agreement delivered or to be delivered in connection herewith) and the consummation of the transactions contemplated hereby and thereby, and attaching thereto true and correct copies of Seller's Certificate of Incorporation as in effect on the date of such certificate.

                  7.11 Other Deliveries. The Seller shall have delivered to the Buyer a bill of sale and any such documents necessary to convey to Buyer all of its rights, title and interest in and to the name "Kemper" and to permit the Buyer to use such name on an exclusive basis, including documents evidencing Seller's discontinuation of the use of such name.

                  8.0 Conditions Precedent to the Obligations of the Seller. The obligations of the Seller under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any of which may be waived by such parties:

                  8.1 Performance. The Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  8.2 Accuracy of Representations and Warranties. Each of the representations and warranties made by the Buyer shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (or on the date to which it relates, in each case of any representation or warranty which specifically relates to an earlier date).

                  8.3 Governmental Approvals; Consents. All consents, permits, approvals, licenses or orders from any Governmental Agency or other third party required to be obtained for the lawful consummation of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith) shall have been obtained.

                  8.4 No Action or Proceedings. There shall not have been any action taken, or any statute, rule, regulation, decree, judgment, order or injunction proposed, promulgated, enacted, issued or entered by any Governmental Agency or judicial authority, and there shall be no action, suit or proceeding pending or threatened which, in the reasonable judgment of the Seller, (a) makes, or may make, this Agreement (and each other agreement delivered or to be delivered in connection herewith) or any of the transactions contemplated hereby or thereby illegal or imposes, or may impose, material damages or penalties in connection therewith or (b) otherwise prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith); increases, or may increase, in any material respect the liabilities or obligations of such party arising out of this Agreement (and each other agreement delivered or to be delivered in connection herewith) or any of the other transactions contemplated hereby and thereby; or impairs, or may impair, the contemplated benefits to such party of any of the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith).

                  8.5 Officer's Certificate. The Seller shall have received from the Buyer a certificate, executed by an executive officer of the Buyer and dated the Closing Date, satisfactory in form and substance to such parties and their counsel, certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2.

                  8.6 Secretary's Certificate. The Seller shall have received from the Buyer a certificate, executed by the Secretary or an Assistant Secretary of the Buyer, dated the Closing Date, with respect to the accuracy and completeness of the resolutions adopted by the Board of Directors of the Buyer authorizing this Agreement (and each other agreement delivered or to be delivered in connection herewith) and the consummation of the transactions contemplated hereby and thereby.

                  9.0 Actions To be Taken at the Closing.

                  9.1 Documents to be Delivered by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer all of the following:

                  (a) the certificates required to be delivered pursuant to Sections 7.6 and 7.10;

                  (b) its financial records and statements and all other documents and items as shall be necessary for the operation of the Business;

                  (c) certificates with respect to the incumbency and signatures of certain officers of the Seller who have executed this Agreement and any other certificates or documents executed or to be executed in connection herewith;

                  (d) all bills of sale, deeds, documents and other instruments of sale, assignment, transfer or conveyance as Buyer shall deem appropriate to vest in Buyer the Assets free and clear of any and all liens, except the Permitted Liens, executed by the Seller;

                  (e)      the Leases.

                  9.2 Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller, all of the following:

                  (a) the certificates required to be delivered pursuant to
Section 8.5;

                  (b) the certificates required to be delivered pursuant to
Section 8.6;

                  (c) certificates with respect to the incumbency and signatures of certain officers of the Buyer who have executed this Agreement and any other certificates or documents executed or to be executed in connection herewith;

                  (d) the Purchase Price (by wire transfer of immediately available funds or certified or official bank check);

                  10.0 Survival of Representations and Warranties; Indemnification.

                  10.1 Survival of Representations and Warranties. Except as otherwise provided herein, the Seller and the Buyer agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date; provided, however, that the representations, warranties, covenants and agreements made with respect to Taxes and ERISA shall survive until the applicable statutes of limitations have expired and the representations, warranties, covenants and agreements made with respect to environmental matters shall survive indefinitely; provided, further, that with respect to any covenant, term or provision to be performed hereunder or in any of the documents delivered pursuant hereto, the right of indemnification under this Article 10 shall survive until such covenant, term or provision has been fully paid, performed and discharged. Anything contained in this Agreement to the contrary notwithstanding, the parties mutually agree that, notwithstanding any right of any party to investigate the affairs of any other party hereunder and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, (a) each party has the right to fully rely upon the representations and warranties of the other parties contained in this Agreement, (b) any facts so determined or determinable by the Buyer shall not constitute a defense by the Seller to any claim for loss or damage made by the Buyer against such parties for any breach of any representation or warranty or breach of any agreement or covenant made by them in this Agreement and (c) any facts so determined or determinable by the Seller shall not constitute a defense by the Buyer to any claim for loss or damage made by the Seller against the Buyer for any breach of any representation or warranty or breach of any agreement or covenant made by it in this Agreement.

                  10.2     Seller's Indemnity

                  (a) Breach of Representations and Warranties: Seller shall defend, indemnify, save and hold harmless Buyer from all loss, damage, claim, injury, cost or expense (including reasonable attorney's fees and court costs) ("Losses") incurred by Buyer by reason of the breach of any representation or warranty of Seller contained in this Agreement.

                  (b) Certain Liabilities: Seller will indemnify and hold Buyer harmless from and against Losses resulting from or arising out of the operation of the Business prior to the Closing, including, without limitation:

                           (i) any obligation or liability with respect to any employee or former employee of Seller or its Subsidiaries and Affiliates arising out of the Business prior to Closing;

                           (ii) any fine, penalty or other liability arising from the violation of any law or government regulation applicable to the Business prior to Closing or as a result of the operation of the Business by Seller or its Subsidiaries and Affiliates prior to the Closing;

                           (iii) any litigation or claim arising out of or relating to the conduct of the Kemper Residential Business prior to the Closing Date, including without limitation, any litigation or claim arising out of or relating to infringement or alleged infringement of any Intellectual Property right of any person by the Business on or prior to the Closing Date; and

                           (iv) the Unassumed Liabilities.

                  10.3     Buyer's Indemnity

                  (a) Breach of Representations and Warranties: Buyer shall defend, indemnify, save and hold harmless Seller from all Losses incurred by reason of the breach of any representation or warranty of Buyer contained in this Agreement.

                  (b) Assumed Liabilities: Effective as of the Closing Date, Buyer shall assume, and hereby agrees to pay, discharge, perform, satisfy and fulfill when due, and to defend, indemnify, and save and hold harmless Seller from Losses with respect to Assumed Liabilities including without limitation:

                           (i) any type of product claim arising with respect to a product sold by Buyer and/or shipped to a third party subsequent to Closing;

                           (ii) any obligation or liability with respect to any employee of Seller hired by Buyer to the extent arising from services rendered subsequent to Closing;

                           (iii) any fine, penalty or other liability to the extent arising from the violation of any law applicable to the Kemper Residential Business as a result of the operation of the Kemper Residential Business by Buyer subsequent to the closing;

                           (iv) any failure by Buyer to duly perform or observe any term, provision or covenant of this Agreement to be observed or performed by Buyer on, prior or subsequent to Closing; and

                           (v) obligations in respect of periods after the Closing Date (other than as a result of breaches or defaults occurring on or prior to the Closing Date) under the Contracts.

                  10.4 Survival and Limitation of Representations and Warranties and Indemnification Provisions

                  (a) All representations and warranties under Article 4 and the indemnity obligations under Sections 10.2 and 10.3 with respect thereto shall survive the closing for the periods set forth in Section 10.1 and shall apply to all notices of claims and/or liabilities for which a party is put on notice on or before the expiration of such period, regardless of whether the actual costs and expenses are incurred or assessed after the expiration of such period.

                  (b) When the Buyer has knowledge of facts that Buyer believes will give rise to indemnification under Section 10.2 and when the Seller has knowledge of facts that could potentially give rise to indemnification under
Section 10.3, the knowledgeable Party shall promptly notify the other Party of such facts in writing and provide the other Party with the opportunity to undertake such investigation and remedial actions as that other party deems necessary.

                  (c) Notwithstanding anything to the contrary herein, the indemnification by an indemnifying party under Sections 10.2 and 10.3 shall be available only in the event such Losses exceed Twenty-Five Thousand U.S. dollars (US $25,000.00) in the aggregate for all claims made for indemnification by the indemnified party, in which case, such party shall be entitled to indemnification for all of such Losses (subject to subparagraph (d) below).

                  (d) Notwithstanding anything to the contrary herein, Seller shall not be required to indemnify Buyer pursuant to Section10.2 (other than under Section 10.2(a)) and Buyer shall not be required to indemnify Seller pursuant to Section 10.3 for Losses which in the aggregate exceed the Purchase Price.

                  11.0     Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing, as follows:

                           (i)   By mutual agreement of all of the parties
hereto;

                           (ii)  By the Buyer if on the Closing Date any of the
conditions specified in Section 7 have not been met or fulfilled;

                           (iii) By the Seller if on the Closing Date any of the
conditions specified in Section 8 have not been met or fulfilled; or

                           (iv)  By any party hereto if the Closing has not
occurred on or before July 31, 1999.

                  (b) In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no further liability on the part of any of the parties hereto or the Buyer's officers, directors or employees except for any liability resulting from the breach of this Agreement prior to its termination or as otherwise provided herein.

                  12.0 Confidential Information. The Buyer and the Seller, each agree, one with the other, that it will not, at any time, directly or indirectly, or permit any of its affiliates, associates, directors, officers or agents to, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except (i) in the course of the proper performance of such Person's duties to each and its affiliates hereunder and
(ii) to its counsel (provided that such counsel shall treat any Confidential Information (as defined below) disclosed or furnished with the same degree of care as such counsel uses with respect to confidential information of other clients of such counsel which is disclosed or furnished to such counsel), any Confidential Information (as defined below) pertaining to the Business, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business and operations of either party, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order such Person to divulge, disclose or make accessible such information; provided, however, that such Person shall provide each party with notice of the requirement of such disclosure promptly after such Person is notified thereof and prior to his disclosure thereof so as to enable the other to challenge the order compelling such disclosure. At the Closing, the other shall, and shall cause its affiliates, associates, directors, officers, employees and agents to, give the Buyer all Confidential Information and all other documents, drawings, work papers, lists, memoranda, notes, records and other data (including copies thereof) constituting or pertaining to any of the Confidential Information.

                  For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning any of the Business' financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to practices, processes, techniques, procedures, methods, trade secrets and marketing plans and all other non-public, proprietary and confidential information of the Business, that, in any case, (i) is not otherwise generally available to the public, (ii) is not generally known in any industry in which either party is or was involved and (iii) has not been disclosed to others not subject to confidentiality agreements.

                  Each party agrees that any breach or threatened breach of the covenants contained in this Article 12 would irreparably injure the other and that there is no adequate remedy at law for any such breach or threatened breach. Accordingly, each party agrees that the other in addition to pursuing any other remedies it may have in law or in equity, may obtain injunctive relief in any court, foreign or domestic, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article 12.

                  13.0 Non-Competition. The Seller agrees that for a period of five years after the Closing Date (the "Non-Competition Period"), it will not, in any manner, directly or indirectly, except as specifically contemplated by the terms of this Agreement (i) be engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any entity (a "Competing Entity") which now or at any time during the NonCompetition Period engages in the retail sale of floor coverings to the residential markets in Virginia, Washington D.C. and Maryland, (ii) solicit or divert any business or any customer or supplier from the Business or assist any person, firm or corporation in doing so or attempting to do so or (iii) on its own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who was employed by the Business at any time during the twelve (12) months immediately preceding such date of hiring or solicitation; provided, however, that, notwithstanding the foregoing, (x) Seller and its affiliates may make solely passive investments in any class or series of equity securities of a Competing Entity which is publicly traded so long as such Person shall not own or control, directly or indirectly, either as principal, manager, partner, investor, lender or in any other capacity, equity securities which constitute five percent (5%) or more of the voting rights or equity ownership of such Competing Entity, (y) Seller may purchase and/or operate businesses which are primarily engaged in the sale of floor coverings to the commercial market in the Virginia, Washington D.C. and Maryland, even if such businesses engage, to an "incidental degree" (as defined below), in the retail sale of floor coverings to the residential market and (z) Seller's franchisees shall be disregarded in determining compliance with this Article 13. For the purpose of this Article 13, a business shall be deemed to be engaged in the retail sale of floor coverings to the residential market to an "incidental degree" if less than 60% of its revenues are derived from such sales.

                  The Seller and the Buyer hereby agree that the covenants contained in this Article 13 are reasonable and necessary covenants for the protection of the Buyer and the Business under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. The Seller agrees that any breach or threatened breach of the covenants contained in this Article 13 would irreparably injure the Buyer and that there is no adequate remedy at law for any such breach or threatened breach. Accordingly, the Seller agrees that the Buyer in addition to pursuing any other remedies it may have in law or in equity, may obtain injunctive relief in any court, foreign or domestic, having the capacity to grant such relief, to restrain any such breach or threatened breach by the Seller and to enforce the provisions of this Article 13.

                  14.0     Miscellaneous.

                  14.1 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or upon receipt when transmitted by telecopy or telex, or three (3) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is made or given:

                  If to the Buyer:       Carpet Barn, Inc.
                                         c/o Branin Investments, Inc.
                                         100 Maiden Lane
                                         New York, New York 10005
                                         Attention: Philip A. Herman
                                         Telephone: (212) 898-8888
                                         Telecopy: (212) 898-8800

                  With a Copy to:        Herzfeld & Rubin, P.C.
                                         40 Wall Street
                                         New York, New York 10038
                                         Attention: Andrew J. Levinson, Esq.
                                         Telephone: (212) 344-5500
                                         Telecopy: (212) 344-3333
                                         alevinson@herzfeld-rubin.com

                  If to the Seller:      DuPont Flooring Systems, Inc.
                                         175 TownPark Drive, Suite 400
                                         Kennesaw, GA  30144
                                         Attention: James E. Dentzer, CFO
                                         Telephone:        770-420-7915
                                         Telecopy:         770-420-7751

                  With a Copy to:        Pete Bennett, General Counsel
                                         175 Town Park Drive, Suite 400
                                         Kennesaw, GA 30144
                                         Telephone: (770) 792-4060
                                         Telecopy:   (770) 420-7751
                                         C_Pete_Bennet@answers.ke.dupont.com
                                         -----------------------------------

                  14.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.3 Assignment. This Agreement shall not be assignable by the Seller or the Buyer; however, either party may assign its rights and remedies, and delegate its obligations, to any one or more of its affiliates, provided that no such assignment shall relieve either party of any of its obligations hereunder.

                  14.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the conflict of laws principles thereof.

                  14.5 Jurisdiction; Service. Each of the parties hereto by its execution hereof:

                  (a) irrevocably submits to the non-exclusive jurisdiction of the state courts of the States of New York and Delaware and of the United States District Courts for the Southern District of New York and Northern District of Delaware for the purpose of any suit, action or other proceeding arising out of or based on this Agreement (and each other agreement delivered or to be delivered in connection herewith) or the subject matter hereof or thereof; and

                  (b) waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that any such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement (and each other agreement delivered or to be delivered in connection herewith) or the subject matter hereof or thereof may not be enforced in or by such court.

                  The parties hereto hereby agree that any action brought under this Agreement (and each other agreement delivered or to be delivered in connection herewith) shall be brought exclusively in one of the above-mentioned courts.

                  The parties hereto hereby consent to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware and agree that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 14.1 is reasonably calculated to give actual notice.

                  14.6 Entire Agreement. This Agreement, the schedules and exhibits attached hereto, and any other agreement, exhibit, schedule, or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto. There are no side or other agreements between the Buyer and the Seller or any of its affiliates other than as set forth herein.

                  14.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.

                  14.8 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  14.9 Headings. The headings of the various articles and sections of this Agreement are inserted for convenience of reference only, and shall not affect in any way the meaning or interpretation of this Agreement.

                  14.10 Severability. If any provision of this Agreement or the application thereof shall for any reason be invalid or unenforceable, such provision shall be limited only to the extent necessary in the circumstances to make such provision valid and enforceable and its partial or total invalidity or unenforceability shall in any event not affect the remaining provisions of this Agreement which shall continue in full force and effect.

                  14.11 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                             CARPET BARN, INC.



                                    By:      /s/ William Poccia
                                             ------------------------------
                                             Name: William Poccia
                                             Title: Chief Financial Officer




                                             DUPONT FLOORING SYSTEMS, INC.



                                    By:      /s/ James E. Dentzer
                                             ------------------------------
                                             Name: James E. Dentzer
                                             Title: Chief Financial Officer